Exhibit (c)(6) Strictly Confidential Project Gaia Valuation Presentation to the Special Committee of LINE Merrill Lynch Japan Securities Investment Banking Division December 23, 2019Exhibit (c)(6) Strictly Confidential Project Gaia Valuation Presentation to the Special Committee of LINE Merrill Lynch Japan Securities Investment Banking Division December 23, 2019

Strictly Confidential Notice to Recipient Confidential We understand that LINE Corporation (“LINE”) is considering whether or not it will recommend to its shareholders a transaction whereby SoftBank Corp. (“SoftBank”) and NAVER Corporation (“NAVER”) or its wholly-owned subsidiary (collectively with NAVER, “NAVER Party”, and collectively SoftBank and NAVER Party, the “Tender Offerors”) would take LINE private by launching a tender offer in Japan and the U.S., respectively, (the “Joint Tender Offer”) to purchase, among others, all outstanding common shares of LINE (including American Depositary Receipts) not already owned by Softbank or NAVER (“LINE Common Shares”) for ¥5,380 per share in cash (the “Consideration”). Under the Joint Tender Offer, the consideration for LINE Common Shares is set for ¥5,380 per share in cash (the “Consideration”). Following consummation of the Joint Tender Offer, subject to the terms and conditions of the Business Integration Agreement, the following steps, among others, will be taken (all the transactions contemplated in the Agreement, including the Joint Tender Offer is referred to as the “Transaction”): (i) in the event that, following the completion of the Joint Tender Offer, a portion of the LINE’s shares have not been tendered and acquired through the Joint Tender Offer, the Tender Offerors will implement squeeze-out procedures (with the intended result that post-squeeze out, the Tender Offerors shall be the only shareholders of LINE) using a share consolidation or other methods to take LINE private (hereinafter, the “LINE Squeeze-out”); (ii) After the LINE Squeeze-out, LINE will implement a tender offer to purchase 2,125,366,950 shares of Z Holdings Corporation (“ZHD”) held by Shiodome Z Holdings Co., Ltd. (hereinafter, “ShiodomeZHD”), and SoftBank will transfer all ZHD shares holding through ShiodomeZHD to LINE (hereinafter, the “ZHD Shares Transfer Procedures”); (iii) SoftBank will transfer a part of its LINE’s shares to NAVER Party and the Tender Offerors will make the ratio of voting rights in LINE held by the Tender Offerors (immediately after the ZHD Shares Transfer Procedures) 50:50; and (iv) LINE will transfer all of its business under the control of ZHD, and ZHD will be a holding company, shares in which are listed on the TSE, having control over all of the current business of ZHD and LINE. The Special Committee of the Board of Directors (the “Special Committee”) of LINE has requested that Merrill Lynch Japan Securities Co., Ltd. (herein referred to as “we” or “us”) conduct an analysis of the Consideration to be paid in the Joint Tender Offerors (the “Analysis”) for the use of the Special Committee. At the direction of the Special Committee, the Analysis has been prepared as a valuation based on the information provided by or on behalf of the Special Committee or LINE to us and publicly available information as of December 20, 2019, except as otherwise set forth in the Analysis and based on the assumptions described below. In conducting the Analysis, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of LINE that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to internal financial and operating information with respect to the business, operations and prospects of LINE furnished to or discussed with us by the management of LINE, including certain financial forecasts relating to LINE prepared by the management of LINE (such forecasts, the “LINE Forecasts”), we have been advised by LINE, and have assumed, at the direction of the Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of LINE as to the future financial performance of LINE. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of LINE, nor have we made any physical inspection of the properties or assets of LINE. We have not evaluated the solvency or fair value of LINE or ZHD under any applicable laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of the Special Committee, that the Transaction will be consummated in accordance with its terms currently contemplated, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on LINE or the contemplated benefits of the Transaction. The Analysis is based upon financial information prepared in accordance with [International Financial Reporting Standards]. The Analysis does not express any view or opinion as to any terms or other aspects of the Transaction (other than the Consideration, and subject to the assumptions and qualifications, expressly specified herein), including, without limitation, the form or structure of the Transaction. As you are aware, we were not requested to, and did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of LINE or any alternative transaction. The Analysis does not express any opinion or view with respect to any consideration received in connection with the Transaction by the holders of any class of securities, creditors or other constituencies of any party. The Analysis does not express any opinion or view with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Consideration. In addition, the Analysis does not express any opinion or view with respect to the effect of foreign exchange rates on the proceeds that will be received by holders of LINE American Depository Shares in connection with the Joint Tender Offer, and the Analysis is based solely on the Consideration as expressed in Japanese Yen described above. Furthermore, the Analysis does not express any opinion or view as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to LINE or in which LINE might engage or as to the underlying business decision of LINE to proceed with or effect the Transaction. In addition, the Analysis does not express any opinion or recommendation as to how any shareholder should vote or act in connection with the Transaction or any related matter. We have acted as financial advisor to the Special Committee of LINE in connection with the Transaction and will receive a fee for our services, a substantial portion of which is contingent upon completion of the Joint Tender Offer and the LINE Squeeze- out (but if the LINE Squeeze-out is not completed by the end of December, 2020 after completion of the Joint Tender Offer, the Transaction Fee shall be payable on January 1, 2021). In addition, LINE has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of LINE, ZHD, NAVER, SoftBank, and certain of their respective affiliates. We and our affiliates in the past have provided and may be currently providing or may provide in the future, investment banking, commercial banking and other financial services to LINE, ZHD, NAVER, SoftBank and their respective affiliates and have received or in the future may receive compensation for the rendering of these services, including having acted as the Dealer Manager and Consent Solicitation Agent of an exchange offer and consent solicitation for SoftBank Group Corp’s 2015 Notes in March 2018, the Joint Global Coordinator of a US $3.3bn bond offering for SoftBank Group Corp in April 2018, and International Active Joint Bookrunner for the initial public offering of SoftBank which listed and priced in December 2018. It is understood that the Analysis is for the benefit and use of the Special Committee of LINE in its capacity as such in connection with and for purposes of its evaluation of the Consideration and is not rendered to or for the benefit of, and shall not confer rights or remedies upon, any other person. The Analysis may not be disclosed, referred to, or communicated (in whole or in part) to any third party, nor shall any public reference to us be made, for any purpose whatsoever except with our prior written consent in each instance. Except as otherwise stated, the Analysis is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the Analysis, and we do not have any obligation to update, revise, or reaffirm the Analysis. We do not provide any legal, accounting or tax-related advice. All rights reserved by Merrill Lynch Japan Securities Co., Ltd.Strictly Confidential Notice to Recipient Confidential We understand that LINE Corporation (“LINE”) is considering whether or not it will recommend to its shareholders a transaction whereby SoftBank Corp. (“SoftBank”) and NAVER Corporation (“NAVER”) or its wholly-owned subsidiary (collectively with NAVER, “NAVER Party”, and collectively SoftBank and NAVER Party, the “Tender Offerors”) would take LINE private by launching a tender offer in Japan and the U.S., respectively, (the “Joint Tender Offer”) to purchase, among others, all outstanding common shares of LINE (including American Depositary Receipts) not already owned by Softbank or NAVER (“LINE Common Shares”) for ¥5,380 per share in cash (the “Consideration”). Under the Joint Tender Offer, the consideration for LINE Common Shares is set for ¥5,380 per share in cash (the “Consideration”). Following consummation of the Joint Tender Offer, subject to the terms and conditions of the Business Integration Agreement, the following steps, among others, will be taken (all the transactions contemplated in the Agreement, including the Joint Tender Offer is referred to as the “Transaction”): (i) in the event that, following the completion of the Joint Tender Offer, a portion of the LINE’s shares have not been tendered and acquired through the Joint Tender Offer, the Tender Offerors will implement squeeze-out procedures (with the intended result that post-squeeze out, the Tender Offerors shall be the only shareholders of LINE) using a share consolidation or other methods to take LINE private (hereinafter, the “LINE Squeeze-out”); (ii) After the LINE Squeeze-out, LINE will implement a tender offer to purchase 2,125,366,950 shares of Z Holdings Corporation (“ZHD”) held by Shiodome Z Holdings Co., Ltd. (hereinafter, “ShiodomeZHD”), and SoftBank will transfer all ZHD shares holding through ShiodomeZHD to LINE (hereinafter, the “ZHD Shares Transfer Procedures”); (iii) SoftBank will transfer a part of its LINE’s shares to NAVER Party and the Tender Offerors will make the ratio of voting rights in LINE held by the Tender Offerors (immediately after the ZHD Shares Transfer Procedures) 50:50; and (iv) LINE will transfer all of its business under the control of ZHD, and ZHD will be a holding company, shares in which are listed on the TSE, having control over all of the current business of ZHD and LINE. The Special Committee of the Board of Directors (the “Special Committee”) of LINE has requested that Merrill Lynch Japan Securities Co., Ltd. (herein referred to as “we” or “us”) conduct an analysis of the Consideration to be paid in the Joint Tender Offerors (the “Analysis”) for the use of the Special Committee. At the direction of the Special Committee, the Analysis has been prepared as a valuation based on the information provided by or on behalf of the Special Committee or LINE to us and publicly available information as of December 20, 2019, except as otherwise set forth in the Analysis and based on the assumptions described below. In conducting the Analysis, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of LINE that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to internal financial and operating information with respect to the business, operations and prospects of LINE furnished to or discussed with us by the management of LINE, including certain financial forecasts relating to LINE prepared by the management of LINE (such forecasts, the “LINE Forecasts”), we have been advised by LINE, and have assumed, at the direction of the Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of LINE as to the future financial performance of LINE. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of LINE, nor have we made any physical inspection of the properties or assets of LINE. We have not evaluated the solvency or fair value of LINE or ZHD under any applicable laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of the Special Committee, that the Transaction will be consummated in accordance with its terms currently contemplated, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on LINE or the contemplated benefits of the Transaction. The Analysis is based upon financial information prepared in accordance with [International Financial Reporting Standards]. The Analysis does not express any view or opinion as to any terms or other aspects of the Transaction (other than the Consideration, and subject to the assumptions and qualifications, expressly specified herein), including, without limitation, the form or structure of the Transaction. As you are aware, we were not requested to, and did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of LINE or any alternative transaction. The Analysis does not express any opinion or view with respect to any consideration received in connection with the Transaction by the holders of any class of securities, creditors or other constituencies of any party. The Analysis does not express any opinion or view with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Consideration. In addition, the Analysis does not express any opinion or view with respect to the effect of foreign exchange rates on the proceeds that will be received by holders of LINE American Depository Shares in connection with the Joint Tender Offer, and the Analysis is based solely on the Consideration as expressed in Japanese Yen described above. Furthermore, the Analysis does not express any opinion or view as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to LINE or in which LINE might engage or as to the underlying business decision of LINE to proceed with or effect the Transaction. In addition, the Analysis does not express any opinion or recommendation as to how any shareholder should vote or act in connection with the Transaction or any related matter. We have acted as financial advisor to the Special Committee of LINE in connection with the Transaction and will receive a fee for our services, a substantial portion of which is contingent upon completion of the Joint Tender Offer and the LINE Squeeze- out (but if the LINE Squeeze-out is not completed by the end of December, 2020 after completion of the Joint Tender Offer, the Transaction Fee shall be payable on January 1, 2021). In addition, LINE has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of LINE, ZHD, NAVER, SoftBank, and certain of their respective affiliates. We and our affiliates in the past have provided and may be currently providing or may provide in the future, investment banking, commercial banking and other financial services to LINE, ZHD, NAVER, SoftBank and their respective affiliates and have received or in the future may receive compensation for the rendering of these services, including having acted as the Dealer Manager and Consent Solicitation Agent of an exchange offer and consent solicitation for SoftBank Group Corp’s 2015 Notes in March 2018, the Joint Global Coordinator of a US $3.3bn bond offering for SoftBank Group Corp in April 2018, and International Active Joint Bookrunner for the initial public offering of SoftBank which listed and priced in December 2018. It is understood that the Analysis is for the benefit and use of the Special Committee of LINE in its capacity as such in connection with and for purposes of its evaluation of the Consideration and is not rendered to or for the benefit of, and shall not confer rights or remedies upon, any other person. The Analysis may not be disclosed, referred to, or communicated (in whole or in part) to any third party, nor shall any public reference to us be made, for any purpose whatsoever except with our prior written consent in each instance. Except as otherwise stated, the Analysis is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the Analysis, and we do not have any obligation to update, revise, or reaffirm the Analysis. We do not provide any legal, accounting or tax-related advice. All rights reserved by Merrill Lynch Japan Securities Co., Ltd.

Strictly Confidential

Transaction Summary (1/2)

Current Status (Present)


Z HOLDINGS
Minority Shareholders
SoftBank
LINE
Minority Shareholders
NAVER
100%
27.4%
72.6%
55.4%
Shiodome (1)
Z Holdings
LINE
Z HOLDINGS
44.6%
100%
YAHOO! JAPAN

Step 1: Joint Tender Offer and LINE Squeeze-Out


Z HOLDINGS
Minority Shareholders
SoftBank
LINE
Minority Shareholders
NAVER (2)
100%
[13.7%]
[86.3%]
55.4%
Shiodome (1)
Z Holdings
Joint Tender Offer
and
LINE Squeeze-out
LINE
Z HOLDINGS
44.6%
100%
YAHOO! JAPAN

- NAVER and SoftBank, for the purpose of taking LINE private, will collaborate to make a Joint Tender Offer (the "Joint tender offer")
- In the event that the Joint Tender Offer is not successful in acquiring all of the Subject Shares, SoftBank and NAVER intend to effect a minority squeeze-out through a reverse share demerger and others

Step 2: LINE Tender Offer for ZHD's stake owned by ShiodomeZHD ("ZHD tender offer")


Z HOLDINGS
Minority Shareholders
SoftBank
NAVER (2)
[13.7%]
[86.3%]
55.4%
Shiodome (1)
Z Holdings
LINE
Z HOLDINGS
ZHD Tender Offer
44.6%
100%
YAHOO! JAPAN

- LINE will acquire all shares of ZHD that Shiodome Z Holdings ("ShiodomeZHD", a wholly owned subsidiary of SoftBank set up for the purpose of the transaction) owns through a tender offer
- Preceding the settlement of the tender offer, LINE will issue a corporate bond with SoftBank as the underwriter to finance the tender offer

Source : Company disclosure
(1) Wholly owned subsidiary of SoftBank set up for the purpose of this transaction
(2) Also includes NAVER's wholly-owned subsidiary in Japan

1

Strictly Confidential

Transaction Summary (2/2)

Step 3: Absorption-type merger of ShiodomeZHD shares, LINE share Transfer and JV Formation



Z HOLDINGS Minority Shareholders
SoftBank
NAVER (2)
LINE Share transfer
50%
50%
New share allotment
55.4%
Shiodome (1) Z Holdings
LINE
Z HOLDINGS
44.6%
100%
YAHOO! JAPAN

- After or in parallel with the settlement of the ZHD TOB, LINE will conduct a absorption-type merger to merge with ShiodomeZHD, with the consideration of this merger to be in the form of new share allotment to SoftBank
- In parallel with the ZHD tender offer and absorption-type merger, NAVER and SoftBank will carry out a partial transfer of LINE shares that will result in a 50:50 voting rights ratio for NAVER and SoftBank (JV Formation)

Step 4: Corporate Demerger



Z HOLDINGS Minority Shareholders
SoftBank
NAVER (2)
50%
50%
55.4%
LINE (JV)
Z HOLDINGS
44.6%
100%
100%
YAHOO! JAPAN
LINE (Successor Company)

- In parallel with the JV Formation in Step 3, LINE will establish a new, wholly-owned subsidiary (LINE Successor) and transfer its entire business by way of an absorption-type demerger

Step 5: Share Exchange



Z HOLDINGS Minority Shareholders
SoftBank
NAVER (2)
50%
50%
[35%](3)
LINE (JV)
[65%](3)
Share Exchange
Share Exchange Ratio (ZHD:LINE) 1:11.75
Z HOLDINGS
100%
100%
YAHOO! JAPAN
LINE (Successor Company)

- After the Corporate Demerger has become effective, the Share Exchange will be conducted and ZHD will become the 100% parent company, the LINE Successor will become the 100% subsidiary company, and consideration for this share exchange to LINE will be ZHD Shares

Source: Company disclosure
(1) Wholly owned subsidiary of SoftBank set up for the purpose of this transaction
(2) Also includes NAVER's wholly-owned subsidiary in Japan
(3) The ownership ratio after the share exchange to change depending on the number of LINE's shares converted

2

Strictly Confidential

Transaction Summary
Key events of the Transaction

Year	Date	Key Events
2019	Mid June -	▪ Started discussion on the potential for a variety of alliances, including a business integration between SoftBank, ZHD, NAVER and LINE
	Beg. Aug. -	▪ Continued discussion and examination for a wide range of options regarding the feasibility and method for implementing the business integration
	Oct. 7 - Nov. 18	▪ Establishment of ZHD Special Committee, which collected information and provided directions and recommendations to ZHD with various negotiation policies with respect to the share exchange ratio over 10 meetings
	Oct. 15	▪ Establishment of LINE Special Committee
	Nov. 17	▪ Resolution by CEO Ken Miyauchi authorized by way of the resolution of the Board of SoftBank Corp ▪ Resolution by CEO Han Seong Sook authorized by way of the resolution of the Board of NAVER
	Nov. 18	▪ Board resolution of LINE and ZHD
	Nov. 18	▪ Execution of the Integration MOU ▪ Execution of the Capital Alliance MOU ▪ SoftBank/NAVER submitted a initial tender offer price proposal of JPY 5,200 for the minority shares of LINE, beginning valuation negotiations regarding the tender offer
	Dec. 5	▪ Discussion with SoftBank/NAVER regarding the rationale behind the initial tender offer price proposal ▪ LINE requested SoftBank/NAVER to submit a revised offer proposal with an increased offer price
	Dec. 10	▪ SoftBank/NAVER notified that there is no change to the initial tender offer price proposal of JPY 5,200
	Dec. 11/12	▪ LINE and its financial advisor requested SoftBank/NAVER to submit a revised tender offer proposal with an increased offer price (requested twice on Dec. 11 and Dec. 12)
	Dec. 18	▪ SoftBank/NAVER submitted a revised tender offer price proposal of JPY 5,320
	Dec. 19	▪ LINE requested SoftBank/NAVER to submit a revised offer proposal with an increased offer price
	Dec. 20	▪ SoftBank/NAVER submitted a revised tender offer price proposal of JPY 5,380
	Dec. 23	▪ Signing of the Definitive Integration Agreement (Target) ▪ Signing of the Definitive Capital Alliance Agreement (Target)
2020	Jan.	▪ Execution of agreement for the Share Exchange (Target) ▪ Execution of agreement for the Corporate Demerger (Target)
	Mar.	▪ General meetings of shareholders for approval of the Share Exchange agreement by ZHD (Target)
	May - Jun.	▪ Commencement of the Joint Tender Offer (Target)
	Sep.	▪ General meetings of shareholders for approval of the Corporate Demerger agreement by LINE (Target)
	Oct.	▪ Effective date for Corporate Demerger (Target) ▪ Effective date for Share Exchange (Target)

3

Strictly Confidential Transaction Summary Transaction Overview (3) Offer Overview Net Debt, etc. (JPY mm) Offer from Softbank/NAVER Cash 227,362 11/18/2019 2019/9A Cash & Cash Equivalents 200,279 - Initial Offer 12/18/2019 12/20/2019 (4) 27,083 2019/9A Other current financial assets - (Same on 12/10) Revised Offer Final Offer Offer Price (JPY) 5,200 5,320 5,380 Liabilities 202,415 Shares Outstanding (mm shares) 245 245 245 (4) 42,096 2019/9A Other current financial liabilities + Equity Value (JPY mm) 1,273,412 1,302,798 1,317,491 2019/9A Corporate Bonds 142,670 + + Net Debt / (Cash), etc. (JPY mm) (24,947) (24,947) (24,947) 2019/9A Non-controlling Interest + 17,649 Enterprise Value (JPY mm) 1,248,465 1,277,851 1,292,544 Net Debt, etc. (24,947) Prior to the leak on 11/14/2019 Share Price Premium Premium Premium 1-day prior to leak date 4 ,585 13.41% 16.03% 17.34% (5) Fully Diluted Shares Outstanding (mm shares) 1-month average prior to leak date 4 ,085 27.29% 30.23% 31.70% Total Shares Outstanding 244.9 3-month average prior to leak date 3 ,934 32.18% 35.23% 36.76% Common Shares Outstanding 241.0 + 6-month average prior to leak date 3 ,570 45.66% 49.02% 50.70% (6) Stock Options 3.9 + Last 52 weeks high prior to leak date 4 ,585 13.41% 16.03% 17.34% (1) 5 ,320 -2.26% 0.00% 1.13% Historical high (2018/1/9) Multiples Metric (2) (JPY mm) Muliple Muliple Muliple EV/Sales (FY2020E) 257,599 4.8x 5.0x 5.0x EV/Sales (FY2021E) 314,204 4.0x 4.1x 4.1x EV/EBITDA (FY2020E) (8,008) NM NM NM EV/EBITDA (FY2021E) 2 0,081 62.2x 63.6x 64.4x ____________________ Source： LINE’s standalone projections provided by LINE, company disclosures Note: Multiples that are lower than 0 are indicated as Not Measurable (“NM”) (1) Historical high of LINE’s share price since its IPO on July 15, 2016 based on the closing price on the TSE (2) Based on projections prepared and provided by LINE (3) Net debt items including non-controlling interest as of September 30, 2019 (4) Includes deposits, short term loans, and other highly liquid financial instruments (5) With the guidance of LINE, convertible bonds are not included in shares outstanding as the bonds are expected to be redeemed upon completion of the tender offer. Tr easury shares are also included in the fully diluted shares outstanding, as all treasury 4 shares are shares of LINE that LINE expects to use as part of the Employee Stock Ownership Plan (“ESOP”) (6) Based on the direction of LINE, the treasury stock method is used to calculate the dilutive contribution for all stock option s outstanding (provided by LINE)Strictly Confidential Transaction Summary Transaction Overview (3) Offer Overview Net Debt, etc. (JPY mm) Offer from Softbank/NAVER Cash 227,362 11/18/2019 2019/9A Cash & Cash Equivalents 200,279 - Initial Offer 12/18/2019 12/20/2019 (4) 27,083 2019/9A Other current financial assets - (Same on 12/10) Revised Offer Final Offer Offer Price (JPY) 5,200 5,320 5,380 Liabilities 202,415 Shares Outstanding (mm shares) 245 245 245 (4) 42,096 2019/9A Other current financial liabilities + Equity Value (JPY mm) 1,273,412 1,302,798 1,317,491 2019/9A Corporate Bonds 142,670 + + Net Debt / (Cash), etc. (JPY mm) (24,947) (24,947) (24,947) 2019/9A Non-controlling Interest + 17,649 Enterprise Value (JPY mm) 1,248,465 1,277,851 1,292,544 Net Debt, etc. (24,947) Prior to the leak on 11/14/2019 Share Price Premium Premium Premium 1-day prior to leak date 4 ,585 13.41% 16.03% 17.34% (5) Fully Diluted Shares Outstanding (mm shares) 1-month average prior to leak date 4 ,085 27.29% 30.23% 31.70% Total Shares Outstanding 244.9 3-month average prior to leak date 3 ,934 32.18% 35.23% 36.76% Common Shares Outstanding 241.0 + 6-month average prior to leak date 3 ,570 45.66% 49.02% 50.70% (6) Stock Options 3.9 + Last 52 weeks high prior to leak date 4 ,585 13.41% 16.03% 17.34% (1) 5 ,320 -2.26% 0.00% 1.13% Historical high (2018/1/9) Multiples Metric (2) (JPY mm) Muliple Muliple Muliple EV/Sales (FY2020E) 257,599 4.8x 5.0x 5.0x EV/Sales (FY2021E) 314,204 4.0x 4.1x 4.1x EV/EBITDA (FY2020E) (8,008) NM NM NM EV/EBITDA (FY2021E) 2 0,081 62.2x 63.6x 64.4x ____________________ Source： LINE’s standalone projections provided by LINE, company disclosures Note: Multiples that are lower than 0 are indicated as Not Measurable (“NM”) (1) Historical high of LINE’s share price since its IPO on July 15, 2016 based on the closing price on the TSE (2) Based on projections prepared and provided by LINE (3) Net debt items including non-controlling interest as of September 30, 2019 (4) Includes deposits, short term loans, and other highly liquid financial instruments (5) With the guidance of LINE, convertible bonds are not included in shares outstanding as the bonds are expected to be redeemed upon completion of the tender offer. Tr easury shares are also included in the fully diluted shares outstanding, as all treasury 4 shares are shares of LINE that LINE expects to use as part of the Employee Stock Ownership Plan (“ESOP”) (6) Based on the direction of LINE, the treasury stock method is used to calculate the dilutive contribution for all stock option s outstanding (provided by LINE)

Strictly Confidential Summary Overview of LINE Standalone Business Plan (1) Actual Forecast LINE Projections LINE Extrapolated Projections CAGR JPY mm FY2018 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY19~FY29 Revenue 207,182 227,354 257,599 314,204 372,812 4 29,672 467,185 502,719 534,283 559,863 577,659 5 86,324 9.9% Growth 9.7% 13.3% 22.0% 18.7% 15.3% 8.7% 7.6% 6.3% 4.8% 3.2% 1.5% Core Business 178,398 1 94,799 212,229 2 30,434 246,606 258,994 267,706 275,713 2 82,932 289,285 2 94,703 299,123 4.4% Growth 9.2% 8.9% 8.6% 7.0% 5.0% 3.4% 3.0% 2.6% 2.2% 1.9% 1.5% Strategic Business 2 8,784 3 2,555 4 5,370 83,770 126,207 1 70,679 199,479 227,006 251,351 2 70,578 282,957 2 87,201 24.3% Growth 13.1% 39.4% 84.6% 50.7% 35.2% 16.9% 13.8% 10.7% 7.6% 4.6% 1.5% EBIT 1 6,110 (3 6,272) (2 0,812) 4,829 32,614 66,723 86,658 1 04,931 117,221 1 29,793 141,846 1 52,490 % Sales 7.8% -16.0% -8.1% 1.5% 8.7% 15.5% 18.5% 20.9% 21.9% 23.2% 24.6% 26.0% Core Business 4 7,639 33,305 41,670 5 3,030 60,905 68,433 73,258 79,491 81,941 84,157 86,117 87,798 % Sales 26.7% 17.1% 19.6% 23.0% 24.7% 26.4% 27.4% 28.8% 29.0% 29.1% 29.2% 29.4% Strategic Business (31,529) (69,577) (62,482) (48,201) (28,291) (1,710) 13,400 25,440 3 5,281 4 5,635 55,730 6 4,692 % Sales -109.5% -213.7% -137.7% -57.5% -22.4% -1.0% 6.7% 11.2% 14.0% 16.9% 19.7% 22.5% D&A 12,804 15,252 16,728 1 7,903 19,129 17,155 17,342 1 7,240 16,833 16,132 % Sales 5.0% 4.9% 4.5% 4.2% 4.1% 3.4% 3.2% 3.1% 2.9% 2.8% Core Business 8 ,253 9,047 9,723 1 0,227 10,832 9 ,753 9 ,640 9,480 9,274 9,024 % Sales 3.9% 3.9% 3.9% 3.9% 4.0% 3.5% 3.4% 3.3% 3.1% 3.0% Strategic Business 4,551 6 ,205 7 ,005 7,676 8 ,297 7 ,402 7 ,702 7 ,760 7,559 7,108 % Sales 10.0% 7.4% 5.6% 4.5% 4.2% 3.3% 3.1% 2.9% 2.7% 2.5% EBITDA (8 ,008) 20,081 49,342 8 4,626 1 05,787 1 22,086 1 34,563 147,032 1 58,679 168,622 % Sales -3.1% 6.4% 13.2% 19.7% 22.6% 24.3% 25.2% 26.3% 27.5% 28.8% Core Business 4 9,923 62,077 70,628 78,660 8 4,089 89,244 91,581 9 3,637 9 5,391 96,822 % Sales 23.5% 26.9% 28.6% 30.4% 31.4% 32.4% 32.4% 32.4% 32.4% 32.4% Strategic Business (57,931) (41,996) (21,286) 5,966 21,697 32,842 4 2,982 5 3,395 6 3,289 71,800 % Sales -127.7% -50.1% -16.9% 3.5% 10.9% 14.5% 17.1% 19.7% 22.4% 25.0% (2) Non-cash Expense Adjustment 851 4,532 5,330 6,786 6 ,450 4 ,473 - - - - - Core Business 729 3 ,734 3,909 4 ,489 3,888 2 ,563 - - - - - Strategic Business 122 798 1,421 2 ,297 2,562 1,910 - - - - - Pre-tax Income (35,422) (16,280) 1 0,159 39,400 73,173 91,131 1 04,931 117,221 129,793 1 41,846 152,490 Core Business 34,034 4 5,403 56,939 65,394 72,321 75,821 79,491 81,941 84,157 86,117 87,798 Strategic Business (69,455) (61,684) (46,780) (25,994) 852 1 5,310 2 5,440 3 5,281 45,635 5 5,730 64,692 (3) Tax Expense (10,421) (1 3,903) (17,435) (20,024) (22,275) (2 5,560) (28,235) (30,492) (32,756) (34,901) (36,788) Core Business (10,421) (13,903) (17,435) (20,024) (22,145) (23,216) (24,340) (25,090) (25,769) (26,369) (26,884) Strategic Business - - - - (130) (2,344) (3,895) (5,401) (6,987) (8,532) (9,904) CAPEX 2 0,000 20,000 2 0,000 18,000 15,000 14,077 14,905 1 5,580 16,054 16,295 % Sales 7.8% 6.4% 5.4% 4.2% 3.2% 2.8% 2.8% 2.8% 2.8% 2.8% Core Business 1 0,000 12,000 12,000 1 0,800 9,000 8 ,402 8,622 8,815 8,980 9 ,115 % Sales 4.7% 5.2% 4.9% 4.2% 3.4% 3.0% 3.0% 3.0% 3.0% 3.0% Strategic Business 1 0,000 8 ,000 8 ,000 7,200 6 ,000 5,675 6,284 6,764 7,074 7,180 % Sales 22.0% 9.5% 6.3% 4.2% 3.0% 2.5% 2.5% 2.5% 2.5% 2.5% Net working capital (23,671) (23,846) (19,518) (15,260) (8,842) (5,786) (3,438) (1,884) (1,077) (827) (827) Change in NWC 175 (4,329) (4,258) (6,418) (3,057) (2,347) (1,554) (808) (249) - Core Business (16,533) (15,811) (15,660) (15,840) (15,967) (16,314) (16,568) (16,741) (16,842) (16,885) (16,885) Change in NWC (722) (151) 181 127 346 255 172 101 43 - Strategic Business (7,139) (8,035) (3,858) 581 7 ,125 10,528 13,130 1 4,856 1 5,765 16,057 1 6,057 Change in NWC 897 (4,178) (4,438) (6,544) (3,403) (2,602) (1,726) (909) (293) - Unlevered Free Cash Flow (37,204) (1 6,352) 11,847 4 4,384 6 6,642 7 7,427 87,612 97,889 1 07,474 115,539 Core Business 2 9,032 3 6,400 43,274 4 9,730 54,783 5 6,757 5 8,041 5 9,154 60,085 6 0,823 Strategic Business (66,236) (52,753) (31,427) (5,346) 1 1,860 2 0,670 29,571 3 8,735 47,390 54,716 ____________________ Source： Standalone projections of LINE provided by LINE Note: EBIT of LINE’s private affiliates are incorporated into the EBIT projections based on LINE’s ownership percentage; Valu e of LINE’s public affiliates are accounted for at market value as “Other Cash-like items” in net debt calculations (details given in pg. 11) 5 (1) LINE’s extrapolated projections from FY2025 to FY2029 prepared and provided by LINE for valuation purposes (2) Adjustments for non-cash expense that are reflected in the income statement such as employee stock based compensation. Excluded from pre-tax income based on the direction of LINE (3) Accounts for expected net-operating-losses in pre-tax income (“NOL”) for the Strategic Business from FY2019 to FY2022. Applied the Japanese statutory tax rate of 30.6% for all tax expense calculations, based on LINE’s directionStrictly Confidential Summary Overview of LINE Standalone Business Plan (1) Actual Forecast LINE Projections LINE Extrapolated Projections CAGR JPY mm FY2018 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY19~FY29 Revenue 207,182 227,354 257,599 314,204 372,812 4 29,672 467,185 502,719 534,283 559,863 577,659 5 86,324 9.9% Growth 9.7% 13.3% 22.0% 18.7% 15.3% 8.7% 7.6% 6.3% 4.8% 3.2% 1.5% Core Business 178,398 1 94,799 212,229 2 30,434 246,606 258,994 267,706 275,713 2 82,932 289,285 2 94,703 299,123 4.4% Growth 9.2% 8.9% 8.6% 7.0% 5.0% 3.4% 3.0% 2.6% 2.2% 1.9% 1.5% Strategic Business 2 8,784 3 2,555 4 5,370 83,770 126,207 1 70,679 199,479 227,006 251,351 2 70,578 282,957 2 87,201 24.3% Growth 13.1% 39.4% 84.6% 50.7% 35.2% 16.9% 13.8% 10.7% 7.6% 4.6% 1.5% EBIT 1 6,110 (3 6,272) (2 0,812) 4,829 32,614 66,723 86,658 1 04,931 117,221 1 29,793 141,846 1 52,490 % Sales 7.8% -16.0% -8.1% 1.5% 8.7% 15.5% 18.5% 20.9% 21.9% 23.2% 24.6% 26.0% Core Business 4 7,639 33,305 41,670 5 3,030 60,905 68,433 73,258 79,491 81,941 84,157 86,117 87,798 % Sales 26.7% 17.1% 19.6% 23.0% 24.7% 26.4% 27.4% 28.8% 29.0% 29.1% 29.2% 29.4% Strategic Business (31,529) (69,577) (62,482) (48,201) (28,291) (1,710) 13,400 25,440 3 5,281 4 5,635 55,730 6 4,692 % Sales -109.5% -213.7% -137.7% -57.5% -22.4% -1.0% 6.7% 11.2% 14.0% 16.9% 19.7% 22.5% D&A 12,804 15,252 16,728 1 7,903 19,129 17,155 17,342 1 7,240 16,833 16,132 % Sales 5.0% 4.9% 4.5% 4.2% 4.1% 3.4% 3.2% 3.1% 2.9% 2.8% Core Business 8 ,253 9,047 9,723 1 0,227 10,832 9 ,753 9 ,640 9,480 9,274 9,024 % Sales 3.9% 3.9% 3.9% 3.9% 4.0% 3.5% 3.4% 3.3% 3.1% 3.0% Strategic Business 4,551 6 ,205 7 ,005 7,676 8 ,297 7 ,402 7 ,702 7 ,760 7,559 7,108 % Sales 10.0% 7.4% 5.6% 4.5% 4.2% 3.3% 3.1% 2.9% 2.7% 2.5% EBITDA (8 ,008) 20,081 49,342 8 4,626 1 05,787 1 22,086 1 34,563 147,032 1 58,679 168,622 % Sales -3.1% 6.4% 13.2% 19.7% 22.6% 24.3% 25.2% 26.3% 27.5% 28.8% Core Business 4 9,923 62,077 70,628 78,660 8 4,089 89,244 91,581 9 3,637 9 5,391 96,822 % Sales 23.5% 26.9% 28.6% 30.4% 31.4% 32.4% 32.4% 32.4% 32.4% 32.4% Strategic Business (57,931) (41,996) (21,286) 5,966 21,697 32,842 4 2,982 5 3,395 6 3,289 71,800 % Sales -127.7% -50.1% -16.9% 3.5% 10.9% 14.5% 17.1% 19.7% 22.4% 25.0% (2) Non-cash Expense Adjustment 851 4,532 5,330 6,786 6 ,450 4 ,473 - - - - - Core Business 729 3 ,734 3,909 4 ,489 3,888 2 ,563 - - - - - Strategic Business 122 798 1,421 2 ,297 2,562 1,910 - - - - - Pre-tax Income (35,422) (16,280) 1 0,159 39,400 73,173 91,131 1 04,931 117,221 129,793 1 41,846 152,490 Core Business 34,034 4 5,403 56,939 65,394 72,321 75,821 79,491 81,941 84,157 86,117 87,798 Strategic Business (69,455) (61,684) (46,780) (25,994) 852 1 5,310 2 5,440 3 5,281 45,635 5 5,730 64,692 (3) Tax Expense (10,421) (1 3,903) (17,435) (20,024) (22,275) (2 5,560) (28,235) (30,492) (32,756) (34,901) (36,788) Core Business (10,421) (13,903) (17,435) (20,024) (22,145) (23,216) (24,340) (25,090) (25,769) (26,369) (26,884) Strategic Business - - - - (130) (2,344) (3,895) (5,401) (6,987) (8,532) (9,904) CAPEX 2 0,000 20,000 2 0,000 18,000 15,000 14,077 14,905 1 5,580 16,054 16,295 % Sales 7.8% 6.4% 5.4% 4.2% 3.2% 2.8% 2.8% 2.8% 2.8% 2.8% Core Business 1 0,000 12,000 12,000 1 0,800 9,000 8 ,402 8,622 8,815 8,980 9 ,115 % Sales 4.7% 5.2% 4.9% 4.2% 3.4% 3.0% 3.0% 3.0% 3.0% 3.0% Strategic Business 1 0,000 8 ,000 8 ,000 7,200 6 ,000 5,675 6,284 6,764 7,074 7,180 % Sales 22.0% 9.5% 6.3% 4.2% 3.0% 2.5% 2.5% 2.5% 2.5% 2.5% Net working capital (23,671) (23,846) (19,518) (15,260) (8,842) (5,786) (3,438) (1,884) (1,077) (827) (827) Change in NWC 175 (4,329) (4,258) (6,418) (3,057) (2,347) (1,554) (808) (249) - Core Business (16,533) (15,811) (15,660) (15,840) (15,967) (16,314) (16,568) (16,741) (16,842) (16,885) (16,885) Change in NWC (722) (151) 181 127 346 255 172 101 43 - Strategic Business (7,139) (8,035) (3,858) 581 7 ,125 10,528 13,130 1 4,856 1 5,765 16,057 1 6,057 Change in NWC 897 (4,178) (4,438) (6,544) (3,403) (2,602) (1,726) (909) (293) - Unlevered Free Cash Flow (37,204) (1 6,352) 11,847 4 4,384 6 6,642 7 7,427 87,612 97,889 1 07,474 115,539 Core Business 2 9,032 3 6,400 43,274 4 9,730 54,783 5 6,757 5 8,041 5 9,154 60,085 6 0,823 Strategic Business (66,236) (52,753) (31,427) (5,346) 1 1,860 2 0,670 29,571 3 8,735 47,390 54,716 ____________________ Source： Standalone projections of LINE provided by LINE Note: EBIT of LINE’s private affiliates are incorporated into the EBIT projections based on LINE’s ownership percentage; Valu e of LINE’s public affiliates are accounted for at market value as “Other Cash-like items” in net debt calculations (details given in pg. 11) 5 (1) LINE’s extrapolated projections from FY2025 to FY2029 prepared and provided by LINE for valuation purposes (2) Adjustments for non-cash expense that are reflected in the income statement such as employee stock based compensation. Excluded from pre-tax income based on the direction of LINE (3) Accounts for expected net-operating-losses in pre-tax income (“NOL”) for the Strategic Business from FY2019 to FY2022. Applied the Japanese statutory tax rate of 30.6% for all tax expense calculations, based on LINE’s direction

Strictly Confidential

Valuation Analysis Summary

LINE Implied Share Price

Net Debt etc. [3] (JPY mm)	(24,947)
Net Debt etc. [4] for DCF (JPY mm)	(33,321)

Market Price Analysis					Research Analysts' Price Targets (Reference)[1][2]	Trading Comparables Analysis (Reference)[1] EV/Sales[5][6]		DCF Analysis[8]
1-day prior to Leak date (2019/11/13)	1-month Average to leak date	3-months Average to leak date	6-months Average to leak date	Last 52 Weeks range prior to leak date (Reference)[1]		20/12E	21/12E	PGR / WACC
						3.50x ~ 5.50x[7]	3.00x ~ 5.00x[7]	1.25% ~ 1.75% Core 1.25% ~ 1.75% Strategic 5.75% ~ 6.75% Core 9.50% ~ 10.50% Strategic

Per Share price: JPY



7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
4,585
4,085
3,934
3,570
4,585
2,925
5,200
Median
3,650
1,950
5,887
3,784
6,517
3,951
6,293
4,701
Final Offer Price
JPY 5,380
(12/20/2019)

Enterprise Value (JPY bn)	1,097.9	975.4	938.4	849.3	691.3 ~ 1,097.9	452.6 ~ 1,248.5	901.6 ~ 1,416.8	942.6 ~ 1,571.0	1,117.9 ~ 1,507.8
Equity Value (JPY bn)	1,122.8	1,000.4	963.4	874.2	716.3 ~ 1,122.8	477.5 ~ 1,273.4	926.5 ~ 1,441.7	967.6 ~ 1,596.0	1,151.2 ~ 1,541.1

Source : Analysis based on LINE's projections. Factset as of December 20, 2019 (market price analysis and research analysts' price targets as of November 13, 2019, the day prior to the leak date)

(1) Provided for information purposes only

(2) Price targets for research analysts as of November 13, 2019

(3) Net debt items as of the end of FY2019Q3 (Sep 30, 2019) including non-controlling interest based on LINE's direction (see pg. 4 for details)

(4) Expected net debt items on December 31, 2019 and actual non-controlling interest as of June 30, 2019 based on LINE's direction. Includes value of listed affiliates at market value adjusted to LINE's ownership percentage (see pg. 11 for details)

(5) Key metrics: FY20/12E Sales: JPY 257,599 mm, FY21/12E Sales: JPY 314,204 mm

(6) While EV/EBITDA or PER is often used for valuation of companies in the information technology sector, since LINE's Strategic business is still in its early stages and is not yet recording profits at the EBITDA level, EV/Sales was used as the key metric for comparable company analysis

(7) Applied the EV/Sales multiple of the primary comparable company, Kakao Corp., as the lower end multiple and the median of the Overall LINE Corporation and Core Business comparable company universe as the high end multiple given that the only pure comparable company is Kakao Corp, and other comparable companies tend to have higher EV/Sales multiples (details given in pg. 15/16)

(8) Exit multiple method analysis is not conducted since comparable companies especially in LINE's strategic business have not recorded stable profits for multiples to be normalized

6

Strictly Confidential Analysis at Various Prices (AVP) Final Offer Price (12/20/2019) Assumed Purchase Price (Units: JPY) 4,585 5,200 5,320 5,350 5,380 5,400 5,450 5,500 5,550 5,600 5,650 5,700 5,750 5,800 Premium / (discount) per share Prior to the leak on 2019/11/14 Base date 2019/11/13 4 ,585 0.00% 13.41% 16.03% 16.68% 17.34% 17.78% 18.87% 19.96% 21.05% 22.14% 23.23% 24.32% 25.41% 26.50% 1-month average 2019/10/15 - 2019/11/13 4 ,085 12.24% 27.29% 30.23% 30.97% 31.70% 32.19% 33.41% 34.64% 35.86% 37.09% 38.31% 39.53% 40.76% 41.98% 3-month average 2019/8/14 - 2019/11/13 3 ,934 16.55% 32.18% 35.23% 35.99% 36.76% 37.26% 38.54% 39.81% 41.08% 42.35% 43.62% 44.89% 46.16% 47.43% 6-month average 2019/5/14 - 2019/11/13 3 ,570 28.43% 45.66% 49.02% 49.86% 50.70% 51.26% 52.66% 54.06% 55.46% 56.86% 58.26% 59.66% 61.06% 62.46% Last 52 weeks high 2019/11/13 4 ,585 0.00% 13.41% 16.03% 16.68% 17.34% 17.78% 18.87% 19.96% 21.05% 22.14% 23.23% 24.32% 25.41% 26.50% Historical high since IPO (2016/7/15) 2018/1/9 5 ,320 -13.82% -2.26% 0.00% 0.56% 1.13% 1.50% 2.44% 3.38% 4.32% 5.26% 6.20% 7.14% 8.08% 9.02% (1) 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 Shares Outstanding (Units: mm shares) Equity Value (Units: JPY bn) 1,122.8 1,273.4 1,302.8 1,310.1 1,317.5 1,322.4 1,334.6 1,346.9 1,359.1 1,371.4 1,383.6 1,395.9 1,408.1 1,420.3 (2) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) Net debt / (cash) (Units: JPY bn) Enterprise Value (Units: JPY bn) 1,097.9 1,248.5 1,277.9 1,285.2 1,292.5 1,297.4 1,309.7 1,321.9 1,334.2 1,346.4 1,358.7 1,370.9 1,383.2 1,395.4 (3) Equity Value owned by Minority Shareholders (28.5%) (Units: JPY bn) 320.5 363.5 371.8 373.9 376.0 377.4 380.9 384.4 387.9 391.4 394.9 398.4 401.9 405.4 Multiples FY2020E 257.6 4.3x 4.8x 5.0x 5.0x 5.0x 5.0x 5.1x 5.1x 5.2x 5.2x 5.3x 5.3x 5.4x 5.4x EV/Sales (LINE Projections) FY2021E 314.2 3.5x 4.0x 4.1x 4.1x 4.1x 4.1x 4.2x 4.2x 4.2x 4.3x 4.3x 4.4x 4.4x 4.4x FY2020E 270.1 4.1x 4.6x 4.7x 4.8x 4.8x 4.8x 4.8x 4.9x 4.9x 5.0x 5.0x 5.1x 5.1x 5.2x EV/Sales (Analyst Consensus) FY2021E 308.6 3.6x 4.0x 4.1x 4.2x 4.2x 4.2x 4.2x 4.3x 4.3x 4.4x 4.4x 4.4x 4.5x 4.5x FY2020E (8.0) NM NM NM NM NM NM NM NM NM NM NM NM NM NM EV/EBITDA (LINE Projections) FY2021E 20.1 54.7x 62.2x 63.6x 64.0x 64.4x 64.6x 65.2x 65.8x 66.4x 67.0x 67.7x 68.3x 68.9x 69.5x FY2020E 9.8 112.2x 127.6x 130.6x 131.3x 132.1x 132.6x 133.9x 135.1x 136.4x 137.6x 138.9x 140.1x 141.4x 142.6x EV/EBITDA (Analyst Consensus) FY2021E 35.7 30.7x 34.9x 35.8x 36.0x 36.2x 36.3x 36.7x 37.0x 37.3x 37.7x 38.0x 38.4x 38.7x 39.1x ____________________ Source： Standalone projections of LINE provided by LINE, Factset as of November 13, 2019 (Analyst consensus values as of December 20, 2019) Note: Multiples that are lower than 0 are indicated as Not Measurable (“NM”) (1) Total fully diluted shares outstanding as of September 30, 2019. Calculated as follows: Common shares outstanding (241.0 mm) + Stock options (3.9 mm) 7 (2) Applied the Net debt as of September 30, 2019 based on the direction of LINE. Detailed calculations given in pg. 4 (3) Number of shares owned by minority shareholders calculated as total fully diluted shares outstanding (244.9 mm) – NAVER common shares owned (175.0mm) (excludes convertible bonds in calculation based on the direction of LINE)Strictly Confidential Analysis at Various Prices (AVP) Final Offer Price (12/20/2019) Assumed Purchase Price (Units: JPY) 4,585 5,200 5,320 5,350 5,380 5,400 5,450 5,500 5,550 5,600 5,650 5,700 5,750 5,800 Premium / (discount) per share Prior to the leak on 2019/11/14 Base date 2019/11/13 4 ,585 0.00% 13.41% 16.03% 16.68% 17.34% 17.78% 18.87% 19.96% 21.05% 22.14% 23.23% 24.32% 25.41% 26.50% 1-month average 2019/10/15 - 2019/11/13 4 ,085 12.24% 27.29% 30.23% 30.97% 31.70% 32.19% 33.41% 34.64% 35.86% 37.09% 38.31% 39.53% 40.76% 41.98% 3-month average 2019/8/14 - 2019/11/13 3 ,934 16.55% 32.18% 35.23% 35.99% 36.76% 37.26% 38.54% 39.81% 41.08% 42.35% 43.62% 44.89% 46.16% 47.43% 6-month average 2019/5/14 - 2019/11/13 3 ,570 28.43% 45.66% 49.02% 49.86% 50.70% 51.26% 52.66% 54.06% 55.46% 56.86% 58.26% 59.66% 61.06% 62.46% Last 52 weeks high 2019/11/13 4 ,585 0.00% 13.41% 16.03% 16.68% 17.34% 17.78% 18.87% 19.96% 21.05% 22.14% 23.23% 24.32% 25.41% 26.50% Historical high since IPO (2016/7/15) 2018/1/9 5 ,320 -13.82% -2.26% 0.00% 0.56% 1.13% 1.50% 2.44% 3.38% 4.32% 5.26% 6.20% 7.14% 8.08% 9.02% (1) 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 244.9 Shares Outstanding (Units: mm shares) Equity Value (Units: JPY bn) 1,122.8 1,273.4 1,302.8 1,310.1 1,317.5 1,322.4 1,334.6 1,346.9 1,359.1 1,371.4 1,383.6 1,395.9 1,408.1 1,420.3 (2) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) (24.9) Net debt / (cash) (Units: JPY bn) Enterprise Value (Units: JPY bn) 1,097.9 1,248.5 1,277.9 1,285.2 1,292.5 1,297.4 1,309.7 1,321.9 1,334.2 1,346.4 1,358.7 1,370.9 1,383.2 1,395.4 (3) Equity Value owned by Minority Shareholders (28.5%) (Units: JPY bn) 320.5 363.5 371.8 373.9 376.0 377.4 380.9 384.4 387.9 391.4 394.9 398.4 401.9 405.4 Multiples FY2020E 257.6 4.3x 4.8x 5.0x 5.0x 5.0x 5.0x 5.1x 5.1x 5.2x 5.2x 5.3x 5.3x 5.4x 5.4x EV/Sales (LINE Projections) FY2021E 314.2 3.5x 4.0x 4.1x 4.1x 4.1x 4.1x 4.2x 4.2x 4.2x 4.3x 4.3x 4.4x 4.4x 4.4x FY2020E 270.1 4.1x 4.6x 4.7x 4.8x 4.8x 4.8x 4.8x 4.9x 4.9x 5.0x 5.0x 5.1x 5.1x 5.2x EV/Sales (Analyst Consensus) FY2021E 308.6 3.6x 4.0x 4.1x 4.2x 4.2x 4.2x 4.2x 4.3x 4.3x 4.4x 4.4x 4.4x 4.5x 4.5x FY2020E (8.0) NM NM NM NM NM NM NM NM NM NM NM NM NM NM EV/EBITDA (LINE Projections) FY2021E 20.1 54.7x 62.2x 63.6x 64.0x 64.4x 64.6x 65.2x 65.8x 66.4x 67.0x 67.7x 68.3x 68.9x 69.5x FY2020E 9.8 112.2x 127.6x 130.6x 131.3x 132.1x 132.6x 133.9x 135.1x 136.4x 137.6x 138.9x 140.1x 141.4x 142.6x EV/EBITDA (Analyst Consensus) FY2021E 35.7 30.7x 34.9x 35.8x 36.0x 36.2x 36.3x 36.7x 37.0x 37.3x 37.7x 38.0x 38.4x 38.7x 39.1x ____________________ Source： Standalone projections of LINE provided by LINE, Factset as of November 13, 2019 (Analyst consensus values as of December 20, 2019) Note: Multiples that are lower than 0 are indicated as Not Measurable (“NM”) (1) Total fully diluted shares outstanding as of September 30, 2019. Calculated as follows: Common shares outstanding (241.0 mm) + Stock options (3.9 mm) 7 (2) Applied the Net debt as of September 30, 2019 based on the direction of LINE. Detailed calculations given in pg. 4 (3) Number of shares owned by minority shareholders calculated as total fully diluted shares outstanding (244.9 mm) – NAVER common shares owned (175.0mm) (excludes convertible bonds in calculation based on the direction of LINE)

Strictly Confidential

Market Price Analysis
Share Price Performance since IPO (2016/7/15)

LINE Corporation Share Price Performance and Key Events

LINE Corporation Market Data [(1)]

Share Price 1-day prior to leak date (2019/11/13)	JPY 4,585
Market Value (JPY bn)	1,122.8
Net Debt, etc. (JPY bn)	(24.9)
Enterprise Value (JPY bn)	1,097.9

Share Price Reference [(1)]

L1M Average prior to leak date (19/10/15 – 19/11/13)	JPY 4,085
L3M Average prior to leak date (19/8/14 – 19/11/13)	JPY 3,934
L6M Average prior to leak date (19/5/14 – 19/11/13)	JPY 3,570
Last 52 weeks Range prior to leak date (18/11/13)	JPY 2,925 – JPY 4,585



(JPY)
6,500
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2017/1/26 Announced FY2016 guidance below analyst consensus
2017/10/26 Announced FY2017 3Q earnings result and a significant increase in actual net income
2018/9/4 Announced issuance of convertible bonds (JPY 148bn)
2019/11/18 Announced LINE and Yahoo Japan's merger
2018/11/27 Announced partnership with Tencent in mobile payment and establishment of a JV to create a new bank with Mizuho Financial Group
2019/4/24 Announced FY2019 1Q earnings result and net loss due to the costs from customer rewards
2018/1/31 LINE Mobile entered into a MoU with SoftBank Corp for strategic alliance
2016/10/27 Announced FY2016 3Q earnings result and the slow down of its core business
2018/10/25 Announced FY2018 guidance of net loss due to an increase in investments in the strategic business
2019/11/14 News sources reported LINE and Yahoo Japan are in discussions for a merger
LINE Corporation
JPY 5,260
+59.4%
TOPIX
+31.6%
2016/7/15
2016/12/2
2017/4/21
2017/9/8
2018/1/26
2018/6/15
2018/11/2
2019/3/22
2019/8/9
2019/12/20

Source : Company information, FactSet as of December 20, 2019
Note: TOPIX indexed to LINE Corporation's initial offering price of JPY 3,300
(1) Calculated as of November 13, 2019 (1 day prior to the leak)

8

Strictly Confidential

Implied Stock Price Analysis Based on Exchange Ratio

Share Price Performance since Jan, 2019

LINE Corporation Implied Share Price Performance Based on Share Exchange Ratio (ZHD/LINE) : 1/11.75



(JPY)
6,000
5,000
4,000
3,000
400
200
0
2019/1/1
2019/2/6
2019/3/14
2019/4/19
2019/5/25
2019/6/30
2019/8/5
2019/9/10
2019/10/16
2019/11/21
2019/12/20
2019/12/20
Implied Share Price: JPY 5,100
Z Holdings Price: JPY 434
Current
2019/11/14
Implied Share Price: JPY 5,276
Z Holdings Price: JPY 449
News sources reported LINE and Yahoo Japan are in discussions for a merger
Final Offer Price
JPY 5,380
(2019/12/20)
LINE Corporation
Implied Stock Price
(11.75x Z Holdings Share price)
Z Holdings
JPY 434
2019/11/13
Implied Share Price: JPY 4,512
Z Holdings Price: JPY 384
Prior to the leak date
2019/11/18
Implied Share Price: JPY 4,959
Z Holdings Price: JPY 422
Announced LINE Corporation and Yahoo Japan's merger

Source : Company Information, FactSet as of December 20, 2019

9

Strictly Confidential

Public Japanese Cash Tender Offer Premium

TO Premium of Public Japanese 100% Acquisition Transactions since 2010 (deal value greater than JPY 50bn)(1)

: Take Private of Public Subsidiaries by Parents

#	Acquirer	Target	Announcement Date	Offer Period		Deal Size (JPY bn)	Premium / (Discount)				% of Shares Held Before	% of Shares Held After
				Start Date	End Date		to Market	1 month avg.	3 month avg.	6 month avg.		
1	ORIX Corporation	Daikyo Incorporated	2018/10/26	2018/10/29	2018/12/10	77	28.7%	34.6%	32.8%	26.0%	67.9%	94.1%
2	Johnson & Johnson	Ci:z Holdings Co., Ltd.	2018/10/23	2018/10/29	2019/01/10	150	52.7%	51.2%	33.7%	19.2%	47.9%	89.0%
3	NTT-SH Corporation	NTT Urban Development Corporation	2018/10/15	2018/10/16	2018/11/27	181	28.6%	31.8%	39.0%	39.4%	67.3%	95.2%
4	Hakuhodo Dy Holdings Incorporated	D.A. Consortium Holdings, Inc.	2018/08/06	2018/08/07	2018/09/18	114	37.7%	32.5%	33.4%	42.0%	53.8%	97.1%
5	BCPE Madison CaymanL.P. (Bain Capital)	ASATSU-DK Inc.	2017/10/02	2017/10/03	2017/11/15	152	15.1%	20.7%	24.3%	26.4%	0.0%	87.0%
6	Sumitomo Realty & Development Co., Ltd.	Sumitomo Real Estate Sales Co., Ltd.	2017/03/17	2017/03/21	2017/05/01	61	23.2%	24.2%	30.0%	38.5%	70.6%	97.2%
7	U-NEXT SPC1	Usen Corporation	2017/02/13	2017/02/14	2017/03/28	62	18.8%	17.2%	21.3%	31.9%	49.0%	87.0%
8	JDL Technical Inc.	Japan Digital Laboratory Co., Ltd.	2016/10/31	2016/11/01	2016/12/20	50	47.7%	56.1%	63.7%	67.6%	42.9%	94.4%
9	VG Holdings One Co.	Kinugawa Rubber Industrial Co., Ltd.	2016/03/11	2016/07/19	2016/08/30	53	34.5%	44.5%	32.9%	23.1%	0.0%	91.8%
10	Z Holdings Corporation	Ikyu Corporation	2015/12/15	2015/12/16	2016/02/03	100	37.4%	39.2%	41.4%	38.1%	0.0%	94.3%
11	BCJ-12 K.K. (Bain Capital)	Macromill, Inc.	2013/12/12	2013/12/12	2014/01/31	51	18.6%	24.4%	28.0%	20.4%	0.0%	93.5%
12	Sony Corporation	Sony Network Communications Inc.	2012/08/09	2012/08/10	2012/09/20	61	71.5%	73.9%	85.3%	83.3%	58.1%	95.7%
13	UNY Group Holdings Co., Ltd.	Circle K Sunkus Co. Ltd.	2012/02/16	2012/02/17	2012/04/02	77	33.9%	36.4%	40.1%	38.6%	49.2%	96.4%
14	Sumitomo Mitsui Banking Corp.	Promise Co Ltd	2011/09/30	2011/10/18	2011/11/30	89	39.5%	47.3%	29.6%	28.1%	19.7%	83.9%
15	Levare KK	Tachihi Enterprise	2011/08/30	2011/08/31	2011/10/19	52	57.1%	56.1%	44.9%	38.9%	40.7%	98.2%
16	Hitachi Transport System, Ltd.	Vantec Corp.	2011/03/09	2011/03/10	2011/04/19	54	100.6%	96.5%	92.9%	93.5%	0.0%	89.9%
17	MM Holdings	Culture Convenience Club Co., Ltd.	2011/02/03	2011/02/04	2011/03/22	70	32.7%	27.6%	35.3%	47.9%	40.3%	91.9%
18	TFW Co., Ltd.	Nissin Healthcare Food	2010/08/12	2010/08/16	2010/10/04	50	50.9%	49.8%	52.6%	48.5%	67.4%	99.1%
19	Panasonic Corporation	Panasonic Electric Works Co., Ltd.	2010/07/29	2010/08/23	2010/10/06	396	14.0%	22.0%	15.5%	7.1%	52.4%	84.1%
20	Panasonic Corporation	Sanyo Electric Co. Ltd.	2010/07/29	2010/08/23	2010/10/06	422	16.9%	20.9%	8.3%	0.3%	50.3%	81.0%
21	Unicharm Corporation	Unicharm Petcare Corp Tokyo Shs	2010/04/30	2010/05/06	2010/06/16	66	22.8%	25.0%	28.6%	27.4%	41.4%	97.3%
22	Boehringer Ingelheim Japan investment	Ssp	2010/02/10	2010/02/15	2010/04/13	82	34.0%	39.0%	41.6%	43.3%	60.2%	93.8%

All 100% Acquisition TO Transactions

All Transactions

	to Market	1 month avg.	3 month avg.	6 month avg.
Average:	37.1%	39.6%	38.9%	37.7%
Median:	33.9%	35.5%	33.5%	38.3%

Take Private of Public Subsidiaries by Parents

All deals

	to Market	1 month avg.	3 month avg.	6 month avg.
Average:	34.0%	36.5%	37.6%	36.5%
Median:	28.7%	32.5%	33.4%	39.4%

10

Source: Company disclosures, Factset, SPEEDA (as of December 20, 2019)

(1) Completed tender offer transactions. Excludes share buy-back transactions and transactions that had a leak prior to announcement

Strictly Confidential

DCF Analysis

Net debt for DCF Analysis

Net Debt, etc. (JPY mm)[1]		
Cash	**257,245**	
Cash & Cash Equivalents	209,145	-
Other current financial assets	24,022	-
Other non-current financial assets[2]	14,567	-
Other Cash-like items[3]	9,510	-
Liabilities	**223,924**	
Other current financial liabilities	43,590	+
Income taxes payable	826	+
Provisions (current)	3,060	+
Corporate Bonds	142,488	+
Other non-current financial liabilities	518	+
Deferred tax liability	726	+
Provisions (non-current)	4,275	+
Net defined benefit liability	7,610	+
Non-controlling Interest[4]	20,831	+
Net Debt, etc.	**(33,321)**	

Source : LINE's standalone projections provided by LINE, company disclosures

(1) Expected Net debt items at December 31, 2019 based on LINE's direction

(2) FVOCI financial assets provided and included as a cash like item based on LINE's direction

(3) At the direction of LINE, includes value of listed affiliates (DEMAE-CAN Co. Ltd.) at market value as of November 13, 2019, adjusted to LINE's ownership percentage

(4) Non-controlling interest as of June 30, 2019 is used based on LINE's direction

11

Strictly Confidential DCF Analysis 1 Core Business: Summary of DCF Projection Forecast Projection LINE Extrapolated Projections Terminal (Unit: JPY mm) FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 Year Sales 194,799 212,229 230,434 246,606 258,994 267,706 275,713 282,932 289,285 294,703 299,123 299,123 % growth (YonY) 8.9% 8.6% 7.0% 5.0% 3.4% 3.0% 2.6% 2.2% 1.9% 1.5% EBITDA 49,923 62,077 70,628 78,660 84,089 89,244 91,581 93,637 95,391 96,822 96,822 % sales 23.5% 26.9% 28.6% 30.4% 31.4% 32.4% 32.4% 32.4% 32.4% 32.4% 32.4% - D&A (8,253) (9,047) (9,723) (10,227) (10,832) (9,753) (9,640) (9,480) (9,274) (9,024) (9,115) % sales (3.9%) (3.9%) (3.9%) (3.9%) (4.0%) (3.5%) (3.4%) (3.3%) (3.1%) (3.0%) (3.0%) EBIT 33,305 41,670 53,030 60,905 68,433 73,258 79,491 81,941 84,157 86,117 87,798 87,707 % sales 17.1% 19.6% 23.0% 24.7% 26.4% 27.4% 28.8% 29.0% 29.1% 29.2% 29.4% 29.3% + Non-cash expense adjustment 729 3,734 3,909 4,489 3,888 2,563 0 0 0 0 0 0 Pre-tax Income 34,034 45,403 56,939 65,394 72,321 75,821 79,491 81,941 84,157 86,117 87,798 87,707 Tax Expense (10,421) (13,903) (17,435) (20,024) (22,145) (23,216) (24,340) (25,090) (25,769) (26,369) (26,884) (26,856) Effective Tax Rate 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% NOPAT 23,613 31,501 39,504 45,370 50,176 52,604 55,151 56,850 58,388 59,748 60,914 60,851 + D&A 8,253 9,047 9,723 10,227 10,832 9,753 9,640 9,480 9,274 9,024 9,115 - CAPEX (10,000) (12,000) (12,000) (10,800) (9,000) (8,402) (8,622) (8,815) (8,980) (9,115) (9,115) +/- Change in Net Working Capital (722) (151) 181 127 346 255 172 101 43 0 0 Unlevered Free Cash Flow 29,032 36,400 43,274 49,730 54,783 56,757 58,041 59,154 60,085 60,823 60,851 DCF Summary (PGR method) Discount Discounted Terminal Value Enterprise Value Implied Exit EBITDA Multiple Rate UFCF 1.25% 1.50% 1.75% 1.25% 1.50% 1.75% 1.25% 1.50% 1.75% 5.75% 376,924 804,981 854,438 910,076 1,181,905 1,231,361 1,287,000 14.5x 15.4x 16.4x 6.25% 367,941 + 692,735 730,995 773,506 = 1,060,676 1,098,936 1,141,448 13.1x 13.8x 14.6x 6.75% 359,273 602,288 632,526 665,789 961,562 991,800 1,025,062 12.0x 12.6x 13.2x § Key Assumptions: § WACC: 5.75% ~ 6.75% (1) § PGR: 1.25% ~ 1.75% (2) § Applied the Japan statutory tax rate of 30.6% ____________________ Source： LINE Projections Note: Projections provided by LINE. Assumes statutory domestic tax rate of 30.6% for projection period in accordance with guidance by LINE. Cash flows discounted to December 31, 2019 (1) Based on the direction of LINE, applied a 1.5% PGR to align with sales growth of the final year of the projection period (FY2 029) 12 (2) Based on the direction of LINE, tax expense was calculated on a business segment basis, applying the Japan statutory tax rate of 30.6% to the pre-tax income from the Core Business and Strategic Business separatelyStrictly Confidential DCF Analysis 1 Core Business: Summary of DCF Projection Forecast Projection LINE Extrapolated Projections Terminal (Unit: JPY mm) FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 Year Sales 194,799 212,229 230,434 246,606 258,994 267,706 275,713 282,932 289,285 294,703 299,123 299,123 % growth (YonY) 8.9% 8.6% 7.0% 5.0% 3.4% 3.0% 2.6% 2.2% 1.9% 1.5% EBITDA 49,923 62,077 70,628 78,660 84,089 89,244 91,581 93,637 95,391 96,822 96,822 % sales 23.5% 26.9% 28.6% 30.4% 31.4% 32.4% 32.4% 32.4% 32.4% 32.4% 32.4% - D&A (8,253) (9,047) (9,723) (10,227) (10,832) (9,753) (9,640) (9,480) (9,274) (9,024) (9,115) % sales (3.9%) (3.9%) (3.9%) (3.9%) (4.0%) (3.5%) (3.4%) (3.3%) (3.1%) (3.0%) (3.0%) EBIT 33,305 41,670 53,030 60,905 68,433 73,258 79,491 81,941 84,157 86,117 87,798 87,707 % sales 17.1% 19.6% 23.0% 24.7% 26.4% 27.4% 28.8% 29.0% 29.1% 29.2% 29.4% 29.3% + Non-cash expense adjustment 729 3,734 3,909 4,489 3,888 2,563 0 0 0 0 0 0 Pre-tax Income 34,034 45,403 56,939 65,394 72,321 75,821 79,491 81,941 84,157 86,117 87,798 87,707 Tax Expense (10,421) (13,903) (17,435) (20,024) (22,145) (23,216) (24,340) (25,090) (25,769) (26,369) (26,884) (26,856) Effective Tax Rate 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% NOPAT 23,613 31,501 39,504 45,370 50,176 52,604 55,151 56,850 58,388 59,748 60,914 60,851 + D&A 8,253 9,047 9,723 10,227 10,832 9,753 9,640 9,480 9,274 9,024 9,115 - CAPEX (10,000) (12,000) (12,000) (10,800) (9,000) (8,402) (8,622) (8,815) (8,980) (9,115) (9,115) +/- Change in Net Working Capital (722) (151) 181 127 346 255 172 101 43 0 0 Unlevered Free Cash Flow 29,032 36,400 43,274 49,730 54,783 56,757 58,041 59,154 60,085 60,823 60,851 DCF Summary (PGR method) Discount Discounted Terminal Value Enterprise Value Implied Exit EBITDA Multiple Rate UFCF 1.25% 1.50% 1.75% 1.25% 1.50% 1.75% 1.25% 1.50% 1.75% 5.75% 376,924 804,981 854,438 910,076 1,181,905 1,231,361 1,287,000 14.5x 15.4x 16.4x 6.25% 367,941 + 692,735 730,995 773,506 = 1,060,676 1,098,936 1,141,448 13.1x 13.8x 14.6x 6.75% 359,273 602,288 632,526 665,789 961,562 991,800 1,025,062 12.0x 12.6x 13.2x § Key Assumptions: § WACC: 5.75% ~ 6.75% (1) § PGR: 1.25% ~ 1.75% (2) § Applied the Japan statutory tax rate of 30.6% ____________________ Source： LINE Projections Note: Projections provided by LINE. Assumes statutory domestic tax rate of 30.6% for projection period in accordance with guidance by LINE. Cash flows discounted to December 31, 2019 (1) Based on the direction of LINE, applied a 1.5% PGR to align with sales growth of the final year of the projection period (FY2 029) 12 (2) Based on the direction of LINE, tax expense was calculated on a business segment basis, applying the Japan statutory tax rate of 30.6% to the pre-tax income from the Core Business and Strategic Business separately

Strictly Confidential DCF Analysis 2 Strategic Business: Summary of DCF Projection Forecast Projection LINE Extrapolated Projections Terminal (Unit: JPY mm) FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 Year Sales 32,555 45,370 83,770 126,207 170,679 199,479 227,006 251,351 270,578 282,957 287,201 287,201 % growth (YonY) 39.4% 84.6% 50.7% 35.2% 16.9% 13.8% 10.7% 7.6% 4.6% 1.5% EBITDA (57,931) (41,996) (21,286) 5,966 21,697 32,842 42,982 53,395 63,289 71,800 71,800 % sales (127.7%) (50.1%) (16.9%) 3.5% 10.9% 14.5% 17.1% 19.7% 22.4% 25.0% 25.0% - D&A (4,551) (6,205) (7,005) (7,676) (8,297) (7,402) (7,702) (7,760) (7,559) (7,108) (7,180) % sales (10.0%) (7.4%) (5.6%) (4.5%) (4.2%) (3.3%) (3.1%) (2.9%) (2.7%) (2.5%) (2.5%) EBIT (69,577) (62,482) (48,201) (28,291) (1,710) 13,400 25,440 35,281 45,635 55,730 64,692 64,620 % sales (213.7%) (137.7%) (57.5%) (22.4%) (1.0%) 6.7% 11.2% 14.0% 16.9% 19.7% 22.5% 22.5% + Non-cash expense adjustment 122 798 1,421 2,297 2,562 1,910 0 0 0 0 0 0 Pre-tax Income (69,455) (61,684) (46,780) (25,994) 852 15,310 25,440 35,281 45,635 55,730 64,692 64,620 Tax Expense 0 0 0 0 (130) (2,344) (3,895) (5,401) (6,987) (8,532) (9,904) (19,787) Effective Tax Rate 0.0% 0.0% 0.0% 0.0% 15.3% 15.3% 15.3% 15.3% 15.3% 15.3% 15.3% 30.6% NOPAT (69,455) (61,684) (46,780) (25,994) 722 12,966 21,545 29,879 38,649 47,197 54,788 44,833 + D&A 4,551 6,205 7,005 7,676 8,297 7,402 7,702 7,760 7,559 7,108 7,180 - CAPEX (10,000) (8,000) (8,000) (7,200) (6,000) (5,675) (6,284) (6,764) (7,074) (7,180) (7,180) +/- Change in Net Working Capital 897 (4,178) (4,438) (6,544) (3,403) (2,602) (1,726) (909) (293) 0 0 Unlevered Free Cash Flow (66,236) (52,753) (31,427) (5,346) 11,860 20,670 29,571 38,735 47,390 54,716 44,833 DCF Summary (PGR method) Discount Discounted Terminal Value Remaining Enterprise Value Implied Exit EBITDA Multiple (2) Rate UFCF 1.25% 1.50% 1.75% NOL Value 1.25% 1.50% 1.75% 1.25% 1.50% 1.75% 9.50% (36,825) 232,332 240,184 248,543 9,074 204,581 212,433 220,791 8.0x 8.3x 8.6x 10.00% (39,441) + 209,778 216,481 223,590 + 8,620 = 178,957 185,660 192,770 7.6x 7.8x 8.1x 10.50% (41,932) 190,070 195,832 201,924 8,192 156,330 162,092 168,183 7.2x 7.4x 7.6x § Key Assumptions: § WACC: 9.50% ~ 10.50% (1) § PGR: 1.25% ~ 1.75% § NOL in the Strategic Business that is incurred from FY2019 to FY2022 is used to lower future tax expense in accordance with Japanese corporate tax laws within the Strategic Business segment based on LINE’s direction. For any remaining NOL past the projection period, pre-tax income is extrapolated past the projection period based on the guidance of LINE until all remaining NOL is depleted. The value of the remaining NOL, (“Remaining NOL Value”), is calculated by discounting to the (2) valuation date (December 31, 2019) with the Strategic Business discount rate. Applied the Japan statutory tax rate of 30.6% ____________________ Source： LINE Projections Note: Projections provided by LINE. Assumes statutory domestic tax rate of 30.6% for projection period in accordance to guidance by LINE. Cash flows discounted to December 31, 2019 (1) Based on the direction of LINE, applied a 1.5% PGR to align with sales growth of the final year of the projection period (FY2029) 13 (2) Based on the direction of LINE, tax expense was calculated on a business segment basis, applying the Japan statutory tax rate of 30.6% to the pre-tax income from the Core Business and Strategic Business separately. Extrapolation of pre-tax income past the projection period is conducted with the guidance of LINE, by assuming the same sales growth (1.5%), EBIT margin (22.5%), and non-cash expense adjustment from the final year of the projection period (FY2029)Strictly Confidential DCF Analysis 2 Strategic Business: Summary of DCF Projection Forecast Projection LINE Extrapolated Projections Terminal (Unit: JPY mm) FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 Year Sales 32,555 45,370 83,770 126,207 170,679 199,479 227,006 251,351 270,578 282,957 287,201 287,201 % growth (YonY) 39.4% 84.6% 50.7% 35.2% 16.9% 13.8% 10.7% 7.6% 4.6% 1.5% EBITDA (57,931) (41,996) (21,286) 5,966 21,697 32,842 42,982 53,395 63,289 71,800 71,800 % sales (127.7%) (50.1%) (16.9%) 3.5% 10.9% 14.5% 17.1% 19.7% 22.4% 25.0% 25.0% - D&A (4,551) (6,205) (7,005) (7,676) (8,297) (7,402) (7,702) (7,760) (7,559) (7,108) (7,180) % sales (10.0%) (7.4%) (5.6%) (4.5%) (4.2%) (3.3%) (3.1%) (2.9%) (2.7%) (2.5%) (2.5%) EBIT (69,577) (62,482) (48,201) (28,291) (1,710) 13,400 25,440 35,281 45,635 55,730 64,692 64,620 % sales (213.7%) (137.7%) (57.5%) (22.4%) (1.0%) 6.7% 11.2% 14.0% 16.9% 19.7% 22.5% 22.5% + Non-cash expense adjustment 122 798 1,421 2,297 2,562 1,910 0 0 0 0 0 0 Pre-tax Income (69,455) (61,684) (46,780) (25,994) 852 15,310 25,440 35,281 45,635 55,730 64,692 64,620 Tax Expense 0 0 0 0 (130) (2,344) (3,895) (5,401) (6,987) (8,532) (9,904) (19,787) Effective Tax Rate 0.0% 0.0% 0.0% 0.0% 15.3% 15.3% 15.3% 15.3% 15.3% 15.3% 15.3% 30.6% NOPAT (69,455) (61,684) (46,780) (25,994) 722 12,966 21,545 29,879 38,649 47,197 54,788 44,833 + D&A 4,551 6,205 7,005 7,676 8,297 7,402 7,702 7,760 7,559 7,108 7,180 - CAPEX (10,000) (8,000) (8,000) (7,200) (6,000) (5,675) (6,284) (6,764) (7,074) (7,180) (7,180) +/- Change in Net Working Capital 897 (4,178) (4,438) (6,544) (3,403) (2,602) (1,726) (909) (293) 0 0 Unlevered Free Cash Flow (66,236) (52,753) (31,427) (5,346) 11,860 20,670 29,571 38,735 47,390 54,716 44,833 DCF Summary (PGR method) Discount Discounted Terminal Value Remaining Enterprise Value Implied Exit EBITDA Multiple (2) Rate UFCF 1.25% 1.50% 1.75% NOL Value 1.25% 1.50% 1.75% 1.25% 1.50% 1.75% 9.50% (36,825) 232,332 240,184 248,543 9,074 204,581 212,433 220,791 8.0x 8.3x 8.6x 10.00% (39,441) + 209,778 216,481 223,590 + 8,620 = 178,957 185,660 192,770 7.6x 7.8x 8.1x 10.50% (41,932) 190,070 195,832 201,924 8,192 156,330 162,092 168,183 7.2x 7.4x 7.6x § Key Assumptions: § WACC: 9.50% ~ 10.50% (1) § PGR: 1.25% ~ 1.75% § NOL in the Strategic Business that is incurred from FY2019 to FY2022 is used to lower future tax expense in accordance with Japanese corporate tax laws within the Strategic Business segment based on LINE’s direction. For any remaining NOL past the projection period, pre-tax income is extrapolated past the projection period based on the guidance of LINE until all remaining NOL is depleted. The value of the remaining NOL, (“Remaining NOL Value”), is calculated by discounting to the (2) valuation date (December 31, 2019) with the Strategic Business discount rate. Applied the Japan statutory tax rate of 30.6% ____________________ Source： LINE Projections Note: Projections provided by LINE. Assumes statutory domestic tax rate of 30.6% for projection period in accordance to guidance by LINE. Cash flows discounted to December 31, 2019 (1) Based on the direction of LINE, applied a 1.5% PGR to align with sales growth of the final year of the projection period (FY2029) 13 (2) Based on the direction of LINE, tax expense was calculated on a business segment basis, applying the Japan statutory tax rate of 30.6% to the pre-tax income from the Core Business and Strategic Business separately. Extrapolation of pre-tax income past the projection period is conducted with the guidance of LINE, by assuming the same sales growth (1.5%), EBIT margin (22.5%), and non-cash expense adjustment from the final year of the projection period (FY2029)

Strictly Confidential

SOTP Analysis Results Summary

General Assumptions	
LINE Net Debt, etc. (JPY mm)	(33,321)
Shares outstanding (mm shares)	245

Units: JPY mm

① Core Business

Discount Rate	Discounted UFCF		Terminal Value 1.25%	Terminal Value 1.50%	Terminal Value 1.75%		Enterprise Value 1.25%	Enterprise Value 1.50%	Enterprise Value 1.75%	Implied Exit EBITDA Multiple 1.25%	Implied Exit EBITDA Multiple 1.50%	Implied Exit EBITDA Multiple 1.75%
5.75%	376,924		804,981	854,438	910,076		1,181,905	1,231,361	1,287,000	14.5x	15.4x	16.4x
6.25%	367,941	+	692,735	730,995	773,506	=	1,060,676	1,098,936	1,141,448	13.1x	13.8x	14.6x
6.75%	359,273		602,288	632,526	665,789		961,562	991,800	1,025,062	12.0x	12.6x	13.2x

② Strategic Business

Discount Rate	Discounted UFCF		Terminal Value 1.25%	Terminal Value 1.50%	Terminal Value 1.75%		Remaining NOL Value		Enterprise Value 1.25%	Enterprise Value 1.50%	Enterprise Value 1.75%	Implied Exit EBITDA Multiple 1.25%	Implied Exit EBITDA Multiple 1.50%	Implied Exit EBITDA Multiple 1.75%
9.50%	(36,825)		232,332	240,184	248,543		9,074		204,581	212,433	220,791	8.0x	8.3x	8.6x
10.00%	(39,441)	+	209,778	216,481	223,590	+	8,620	=	178,957	185,660	192,770	7.6x	7.8x	8.1x
10.50%	(41,932)		190,070	195,832	201,924		8,192		156,330	162,092	168,183	7.2x	7.4x	7.6x

DCF Summary Consolidated PGR

Discount Rate	PV of UFCF		Terminal Value Low	Terminal Value Mid	Terminal Value High		Enterprise Value Low	Enterprise Value Mid	Enterprise Value High		Net Debt		Equity Value Low	Equity Value Mid	Equity Value High		Equity value per share (JPY) Low	Equity value per share (JPY) Mid	Equity value per share (JPY) High
Low	340,098		1,037,314	1,094,622	1,158,619		1,386,486	1,443,794	1,507,791		(33,321)		1,419,807	1,477,115	1,541,112		5,798	6,032	6,293
Mid	328,500	+	902,512	947,476	997,096	=	1,239,633	1,284,597	1,334,217	+	(33,321)	=	1,272,954	1,317,917	1,367,538	=	5,198	5,382	5,584
High	317,341		792,358	828,359	867,712		1,117,892	1,153,892	1,193,246		(33,321)		1,151,213	1,187,213	1,226,566		4,701	4,848	5,009

14

Source : Analysis based on LINE's Projections provided by LINE

Strictly Confidential Trading Comparable Analysis Trading Comparable Summary for Overall LINE Corporation : Primary Comparable Company CY2020 EV/Sales : Other relevant Comparable Companies (1) 9.1x 8.7x (1) 7.7x 6.3x 5.1x Median: 5.7x Average: 5.5x 3.5x 2.7x 0.9x (1) (2) Kakaku.com, Inc. Tencent Holdings Ltd. Facebook, Inc. Class A Twitter, Inc. Alphabet Inc. Class A Kakao Corp. Recruit Holdings Co., CyberAgent, Inc. Ltd. CY2021 EV/Sales 8.5x 7.1x 6.4x 5.5x Median: 4.9x 4.3x Average: 4.8x 2.9x 2.6x 0.9x (1) (2) Kakaku.com, Inc. Tencent Holdings Ltd. Facebook, Inc. Class A Twitter, Inc. Alphabet Inc. Class A Kakao Corp. Recruit Holdings Co., CyberAgent, Inc. Ltd. ____________________ Source: Company disclosures, Factset as of December 20, 2019; Note: Adjusted for stock options based on treasury stock method based on latest relevant annual, semiannual, or quarterly disclosures figures (1) Number of shares adjusted for stock repurchase of 0.5m shares disclosed on December 2, 2019 15 (2) Number of shares adjusted for stock repurchase of 8.0m shares disclosed on December 2, 2019Strictly Confidential Trading Comparable Analysis Trading Comparable Summary for Overall LINE Corporation : Primary Comparable Company CY2020 EV/Sales : Other relevant Comparable Companies (1) 9.1x 8.7x (1) 7.7x 6.3x 5.1x Median: 5.7x Average: 5.5x 3.5x 2.7x 0.9x (1) (2) Kakaku.com, Inc. Tencent Holdings Ltd. Facebook, Inc. Class A Twitter, Inc. Alphabet Inc. Class A Kakao Corp. Recruit Holdings Co., CyberAgent, Inc. Ltd. CY2021 EV/Sales 8.5x 7.1x 6.4x 5.5x Median: 4.9x 4.3x Average: 4.8x 2.9x 2.6x 0.9x (1) (2) Kakaku.com, Inc. Tencent Holdings Ltd. Facebook, Inc. Class A Twitter, Inc. Alphabet Inc. Class A Kakao Corp. Recruit Holdings Co., CyberAgent, Inc. Ltd. ____________________ Source: Company disclosures, Factset as of December 20, 2019; Note: Adjusted for stock options based on treasury stock method based on latest relevant annual, semiannual, or quarterly disclosures figures (1) Number of shares adjusted for stock repurchase of 0.5m shares disclosed on December 2, 2019 15 (2) Number of shares adjusted for stock repurchase of 8.0m shares disclosed on December 2, 2019

Strictly Confidential AppendixStrictly Confidential Appendix

Strictly Confidential

Trading Comparable Analysis

Trading Comparable Summary

	Company Name	Mkt Value (USD mm)	Ent Value (USD mm)	EV/Sales CY20 (x)	EV/Sales CY21 (x)	EV/EBITDA CY20 (x)	EV/EBITDA CY21 (x)	EBITDA Margin CY20 (%)	EBITDA Margin CY21 (%)	CAGR ('19~'21) Sales (%)	CAGR ('19~'21) EBITDA (%)	CAGR ('19~'21) EPS (%)
	LINE Corp.	10,258	10,191	4.3x	3.6x	NM	55.6x	-3.1%	6.4%	17.6%	NM	NM
	Z Holdings Corporation	16,718	16,334	1.8x	1.7x	8.0x	7.4x	22.0%	22.7%	3.2%	NM	NM
Comps for Overall LINE Corporation and Core Business : Global Messengers/Platforms & Japanese Internet/Ad												
1	Alphabet Inc.	931,919	824,490	5.1x	4.3x	12.0x	10.3x	42.3%	41.6%	8.5%	16.2%	15.6%
2	Facebook, Inc.	588,315	545,602	7.7x	6.4x	12.4x	10.3x	62.3%	61.7%	10.3%	18.1%	31.0%
3	Tencent Holdings Ltd.	460,419	467,878	8.7x	7.1x	20.1x	16.8x	43.4%	42.1%	11.1%	18.8%	21.6%
4	Recruit Holdings Co., Ltd.[2]	61,521	61,022	2.7x	2.6x	18.2x	15.9x	14.9%	16.2%	3.5%	13.8%	14.3%
5	Twitter, Inc.	25,026	21,753	6.3x	5.5x	15.6x	13.4x	40.6%	41.1%	7.2%	15.1%	-30.7%
6	Kakao Corp.	10,427	9,367	3.5x	2.9x	18.5x	14.5x	19.1%	20.0%	10.4%	41.5%	58.4%
7	Kakaku.com, Inc.[3]	5,329	5,058	9.1x	8.5x	18.0x	16.9x	50.4%	50.5%	4.6%	7.1%	8.2%
8	CyberAgent, Inc.	4,441	4,193	0.9x	0.9x	10.3x	8.8x	9.2%	10.1%	5.8%	13.4%	109.0%
	Average			5.5x	4.8x	15.6x	13.4x	35.3%	35.4%	7.7%	18.0%	28.5%
	Median			5.7x	4.9x	16.8x	13.9x	41.4%	41.3%	7.9%	15.6%	18.6%
(Reference Only) Comps for Strategic Business: Payment Providers												
1	Shopify, Inc.	45,942	43,386	27.9x	20.5x	NM	NM	6.7%	9.3%	16.6%	75.0%	226.2%
2	Square, Inc.	28,650	28,517	12.8x	10.0x	53.5x	37.4x	23.9%	26.7%	13.1%	35.8%	32.7%
3	PagSeguro Digital Ltd.	10,853	10,356	7.3x	5.7x	15.0x	11.9x	48.5%	47.9%	12.8%	29.2%	29.7%
4	Afterpay Limited	5,235	5,112	11.2x	7.2x	74.0x	35.1x	15.1%	20.6%	64.3%	115.2%	NM
5	Zip Co Ltd.[4]	926	1,282	9.1x	6.2x	93.3x	32.7x	9.7%	18.9%	57.1%	NM	NM
	Average			13.6x	9.9x	58.9x	29.3x	20.8%	24.7%	32.8%	63.8%	96.2%
	Median			11.2x	7.2x	63.7x	33.9x	15.1%	20.6%	16.6%	55.4%	32.7%

: Primary Comparable Company (highlighted: Kakao Corp.)

Source: Company disclosures, Factset as of December 20, 2019; LINE projections
Note: Adjusted for stock options based on treasury stock method based on latest relevant annual, semiannual, or quarterly disclosures figures
Note: Payment Comps are shown only for reference purpose
(1) LINE and ZHD stock price are unaffected price as of November 13, 2019
(2) Number of shares adjusted for stock repurchase of 8.0m shares disclosed on December 2, 2019
(3) Number of shares adjusted for stock repurchase of 0.5m shares disclosed on December 2, 2019
(4) Number of shares adjusted for equity placement announced on November 29, 2019

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Strictly Confidential Next Twelve Months Multiple Analysis NTM EV / Sales 3 Year 2 Year 1 Year 6 Month 3 Month NTM EV / Sales – Last Three Years LINE Average 4.1x 3.9x 3.3x 3.2x 3.6x (1) 5.1x 5.0x 4.6x 4.7x 4.7x LINE Peers Average (1) Kakao Average 3.3x 3.1x 2.8x 2.9x 2.9x (1) Average Discount to Peers (1.0x) (1.2x) (1.4x) (1.5x) (1.1x) LINE High 5.8x 5.8x 4.1x 4.1x 4.1x LINE Low 2.5x 2.5x 2.5x 2.5x 3.0x 6.5x 6.0x 5.5x 5.0x (1) LINE Peers : 4.50x 4.5x LINE: 4.0x 4.14x 3.5x Kakao: 3.19x 3.0x 2.5x 2.0x 11/13/2016 11/13/2017 11/13/2018 11/13/2019 ____________________ Source: Factset as of November 13, 2019. Note: EV/Sales transition data for last three years until November 13, 2019 (day prior to the leak date) 17 Note: Adjusted for stock options based on Factset. Not including “other current financial assets” and “other current financial liabilities” in net debt calculations (1) LINE peers include Alphabet, CyberAgent, Facebook, Kakaku, Kakao, Recruit, Tencent, TwitterStrictly Confidential Next Twelve Months Multiple Analysis NTM EV / Sales 3 Year 2 Year 1 Year 6 Month 3 Month NTM EV / Sales – Last Three Years LINE Average 4.1x 3.9x 3.3x 3.2x 3.6x (1) 5.1x 5.0x 4.6x 4.7x 4.7x LINE Peers Average (1) Kakao Average 3.3x 3.1x 2.8x 2.9x 2.9x (1) Average Discount to Peers (1.0x) (1.2x) (1.4x) (1.5x) (1.1x) LINE High 5.8x 5.8x 4.1x 4.1x 4.1x LINE Low 2.5x 2.5x 2.5x 2.5x 3.0x 6.5x 6.0x 5.5x 5.0x (1) LINE Peers : 4.50x 4.5x LINE: 4.0x 4.14x 3.5x Kakao: 3.19x 3.0x 2.5x 2.0x 11/13/2016 11/13/2017 11/13/2018 11/13/2019 ____________________ Source: Factset as of November 13, 2019. Note: EV/Sales transition data for last three years until November 13, 2019 (day prior to the leak date) 17 Note: Adjusted for stock options based on Factset. Not including “other current financial assets” and “other current financial liabilities” in net debt calculations (1) LINE peers include Alphabet, CyberAgent, Facebook, Kakaku, Kakao, Recruit, Tencent, Twitter

Strictly Confidential

WACC Analysis
Core

Cost of Equity	Range: Low	Range: High
Risk Free Rate [1]	0.00%	
Levered Beta [2]	1.05	
Equity Risk Premium [3]	5.0%	7.0%
Cost of Equity	**5.3%**	**7.4%**
Cost of Debt		
Pre-tax Cost of Debt [4]	0.5%	
Marginal Tax Rate [5]	30.6%	
After-tax Cost of Debt	**0.3%**	
Net Debt / Net Capital	0.0%	
Weighted Average Cost of Capital [6]	**5.3%**	**7.4%**

Comparable Companies [7]:
ALPHABET INC
FACEBOOK INC
TENCENT HOLDINGS LTD
RECRUIT HOLDINGS CO LTD
TWITTER INC
KAKAO CORP
KAKAKU.COM INC
CYBERAGENT INC

Source: Company disclosure, Bloomberg (as of December 20, 2019), KPMG
(1) 10 year Japanese government bond spot rate as of December 20, 2019
(2) Reference: Bloomberg average beta figure after weekly adjustment for the last five years. Levered beta = Average unlevered beta figure for Comparable Companies x (1 + (1-corporation tax rate) x (net interest-bearing debts/market cap))
(3) Based on BofAML guidelines
(4) BofA Debt Capital Markets Estimates
(5) Reference: 30.6% corporate tax rate for Japan
(6) WACC = (net interest-bearing debts/Enterprise Value) x (cost of debts x (1-corporation tax rate)) + (market cap/Enterprise Value) x equity costs
(7) Adjusted for stock options based on treasury stock method based on latest relevant annual, semiannual, or quarterly disclosures figures. Recruit and Kakaku's number of share adjusted for the stock repurchase of 8.0m and 0.5m respectively which were disclosed in December 2, 2019

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Strictly Confidential

WACC Analysis
Strategic

	Range	
Cost of Equity	**Low**	**High**
Risk Free Rate [1]	0.00%	
Levered Beta [2]	1.68	
Equity Risk Premium [3]	5.0%	7.0%
Cost of Equity	**8.4%**	**11.7%**
Cost of Debt		
Pre-tax Cost of Debt [4]	0.5%	
Marginal Tax Rate [5]	30.6%	
After-tax Cost of Debt	**0.3%**	
Net Debt / Net Capital	0.0%	
Weighted Average Cost of Capital [6]	**8.4%**	**11.7%**

Comparable Companies [7]:
SQUARE INC
PAGSEGURO DIGITAL LTD
AFTERPAY TOUCH GROUP LTD
SHOPIFY INC
ZIP CO LTD

Source: Company disclosure, Bloomberg (as of December 20, 2019), KPMG
(1) 10 year Japanese government bond spot rate as of December 20, 2019
(2) Reference: Bloomberg average beta figure after weekly adjustment for the last five years. Levered beta = Average unlevered beta figure for Comparable Companies x (1 + (1-corporation tax rate) x (net interest-bearing debts/market cap))
(3) Based on BofAML guidelines
(4) BofA Debt Capital Markets Estimates
(5) Reference: 30.6% corporate tax rate for Japan
(6) WACC = (net interest-bearing debts/Enterprise Value) x (cost of debts x (1-corporation tax rate)) + (market cap/Enterprise Value) x equity costs
(7) Adjusted for stock options based on treasury stock method based on latest relevant annual, semiannual, or quarterly disclosures figures. Zip Co's number of share adjusted for equity placement announced on November 29, 2019

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Strictly Confidential

Precedent Minority Squeeze-Out Premiums Analysis

Public US Companies All-Cash Squeeze Outs of 20-40% since 2005

		Acquiror Initial Ownership Stake	Premium to Unaffected (1)	Premium to 52-Week high	# of Bumps
70% - 80% Initial Acquiror Ownership (5 Observations)	Mean	74.2%	21.8%	(4.4%)	2.00
	Median	74.7%	15.2%	(4.6%)	1.00
60% - 69% Initial Acquiror Ownership (10 Observations)	Mean	63.2%	35.9%	10.5%	2.20
	Median	63.1%	29.5%	18.4%	2.00
All Data (15 Observations)	Mean	66.9%	31.2%	5.5%	2.00
	Median	65.4%	26.3%	5.3%	1.00

Source: Dealogic and public filings as of December 2, 2019.
Note: Dollars in millions.
(1) Premium to the share price one day prior to the leak or the announcement

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Strictly Confidential

Precedent Minority Squeeze-Out Premiums Analysis

Public US Companies All-Cash Squeeze Outs of 20-40% since 2005

Group	Announcement Date	Target	Acquiror	Deal Value $ (mm)	Enterprise $ (mm)	Ownership Stake Initial	Ownership Stake Final	Price Offered Initial	Price Offered Final	Price Offered # of Bumps	Premium to Unaffected[1]	Premium to 52 week high
70% - 80% Initial Ownership	11/28/12	Sauer-Danfoss	Danfoss	$694	$2,942	76%	100%	$49.00	$58.50	3	49%	5%
	2/7/18	Terra Nitrogen	CF Industries	388	1,509	75%	100%	84.03	84.03	0	6%	(23%)
	11/9/18	International Speedway	NASCAR	1,123	1,931	75%	100%	42.00	45.00	6	15%	(5%)
	1/18/05	UnitedGlobalCom	Liberty Media	3,480	11,331	74%	100%	9.42	9.42	0	(2%)	(9%)
	4/24/19	Speedway Motorsports	Sonic Financial	225	938	71%	100%	18.00	19.75	1	42%	9%
60% - 69% Initial Ownership	10/18/18	Valero Energy Partners	Valero Energy	$951	$2,927	68%	100%	$42.25	$42.25	0	7%	(12%)
	3/10/08	Nationwide Financial Services	Nationwide Mutual Insurance	2,440	8,806	66%	100%	47.20	52.25	2	38%	(19%)
	8/12/08	UnionBanCal	Mitsubishi UFJ	3,511	10,147	65%	100%	63.00	73.50	3	26%	21%
	2/21/05	Eon Labs	Novartis	989	2,644	65%	100%	31.00	31.00	0	25%	(30%)
	4/3/17	World Point Terminals	World Point Terminals	212	595	65%	100%	16.80	17.30	1	6%	(2%)
	11/1/10	CNA Surety	Loews	475	1,219	61%	100%	22.00	26.55	1	38%	36%
	1/24/07	21st Century Insurance Group	AIG	758	1,934	61%	100%	19.75	22.00	2	33%	23%
	10/9/06	NetRatings	Nielsen	327	676	61%	100%	16.00	21.00	3	44%	37%
	11/3/09	Landry's Restaurants	Private (Tilman J Fertitta)	157	1,262	60%	100%	14.75	24.50	8	126%	37%
	7/21/08	Genentech	Roche	46,763	99,944	60%	100%	89.00	95.00	2	16%	16%

Source: Dealogic and public filings as of December 2, 2019.
Note: Dollars in millions. Data sorted by initial acquiror ownership. Deal value represents value of the squeeze out.
(1) Premium to the share price one day prior to the leak or the announcement

21